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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 10, 2000 (except for the matters discussed in Note 13, as to which the date is April 14, 2000) in Alloy Online, Inc.'s Form 10-K for the year ended January 31, 2000 and to all references to our Firm included in this registration statement.

/s/  ARTHUR ANDERSEN LLP

New York, New York
October 18, 2000